Exhibit 23.1

                 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We consent to the inclusion in this Registration Statement of Compliance Systems Corporation on Form SB-2 of our report dated August 24, 2005 except as to Note 10 for which the date is December 16, 2005, on the consolidated financial statements of Compliance Systems Corporation and Subsidiaries as of December 31, 2004 and for each of the years in the two year period then ended. We also consent to the reference to our firm therein as experts.




/s/ BP Audit Group, PLLC
BP Audit Group, PLLC
Farmingdale, New York
February 14, 2006